Exhibit 10.11

COLUMBIA CORPORATE PARK 100

OFFICE LEASE

BY AND BETWEEN

MERRITT-HF, LLC, LANDLORD AND

HOWARD BANK, TENANT

i

24.	Attornment	17

25.	Non-Waiver of Future Enforcement	17

26.	Personal Property Taxes	18

27.	Recordation of Lease	18

28.	Notices	18

29.	Waiver of Jury Trial	18

30.	Severability	19

31.	Non-Waiver	19

32.	Successors and Assigns	19

33.	Security Deposit	20

34.	Notices to Mortgagee	20

35.	Estoppel Certificate	21

36.	Insolvency	21

37.	Environmental Provisions	22

38.	Rules and Regulations	23

39.	Captions	23

40.	Final and Entire Agreement	23

41.	Tenant Representative	24

42.	Time	24

43.	Charter	24

44.	Renewal Options	25

45.	Landlord’s Work	25

ii

THIS LEASE, made this 4th day of December, 2003, by and between MERRITT-HF, LLC, hereinafter called “Landlord,” and HOWARD BANK, hereinafter called “Tenant.”

WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former the following premises (hereinafter sometimes called the “Premises”):

Being all those premises attached hereto as Exhibit A and Exhibit B and Exhibit C, said premises being approximately 11,453 rentable square feet.  Upon completion of construction of the premises, Landlord will measure the rentable area of the premises and will certify same to Tenant in writing.  The computation of the rentable square foot area of the premises to be made as herein set forth shall be made by measuring from the primary inside face of the perimeter glass to the centerline of the interior demising partitions the total area of which is multiplied by 1.12 which represents the building core factor.  The Tenant space, being located within the building (hereinafter sometimes called the “Building”) known as “Columbia Corporate Park 100,” situate on a parcel of land (hereinafter sometimes called the “Property”) located in the development known generally as Columbia Corporate Park 100; and situate in 6011 University Boulevard, Ellicott City, Maryland 21043, consisting of the following: (a) Suite 150 (the “Branch Banking Suite” containing approximately 2,847 rentable square feet as shown on Exhibit A attached hereto; (b) Suites 370-390 (the “Corporate Offices Suite” containing approximately 8,606 rentable square feet as shown on Exhibit B; and (c) the area shown on Exhibit C attached hereto (the “Drive-Through Building”), it being understood that for purposes of this Lease the Drive-Through Building square footage will not be included in the overall calculation of the rentable square footage of the leased premises.

for the term of ten (10) years, beginning on the earlier to occur of the following: (i) June 1, 2004; or (ii) the date of substantial completion of Landlord’s Work, as set forth in Exhibits A, B and C, attached hereto; or (iii) the date when Tenant occupies the Premises.  Landlord agrees that it will, at its sole cost and expense, as soon as reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord’s Work set forth on Exhibits A, B and C.  The Premises shall be deemed to be substantially completed on the date when Landlord or its architect notifies Tenant in writing that the Premises are substantially complete, with the exception of minor items which do not interfere with Tenant’s installations and work in order to outfit the Premises for Tenant’s use.

This Lease is made subject to the following additional terms, covenants and conditions:

1.           Rental.

(a)           As used herein, the “First Rental Year” shall mean the period from the commencement of the Lease term to the end of the twelfth (12th) full calendar month thereafter; subsequent Lease years shall commence on the first (1st) day of the next month of the Lease term and on each anniversary thereafter.  The rental rate shall be as follows:

Term:	Annual Rate:	Monthly Rate:	Per Sq. Ft.:
Year 1	$188,162.50	$15,680.21	$16.43
Year 2	$359,957.50	$29,996.46	$31.43
Year 3	$371,410.50	$30,950.88	$32.43
Year 4	$377,137.00	$31,428.08	$32.93
Year 5	$388,590.00	$32,382.50	$33.93
Year 6	$397,179.75	$33,098.31	$34.68
Year 7	$402,906.25	$33,575.52	$35.18
Year 8	$408,632.75	$34,052.73	$35.68
Year 9	$414,359.25	$34,529.94	$36.18
Year 10	$422,949.00	$35,245.75	$36.93

Tenant covenants and agrees to pay all rentals reserved hereunder to Landlord, without notice or demand, in advance, on the first (1st) day of each month during the term of this Lease, without setoff or deduction.  The rental for any fractional monthly periods at the beginning or at the end of each Lease year shall be prorated on a per diem basis and shall be payable on the date upon which the Lease term commences, and on the first (1st) day of the last partial month of the Lease term, respectively.  Tenant covenants and agrees that it will not prepay any rent more than one (1) month in advance without Landlord’s prior written consent.

(b)           All rentals shall be paid to MERRITT-HF, LLC, c/o Merritt, 2066 Lord Baltimore Drive, Baltimore, MD 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

(c)           Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever.

2.           Use.

(a)           Tenant covenants and agrees to use and occupy the Premises solely for the following purposes: GENERAL OFFICE/RETAIL/BANK USE, including but not limited to, any activity permitted for a Maryland-Chartered Commercial Bank.  Tenant agrees to comply with all applicable zoning and other laws and regulations, and to provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time.  Tenant further agrees not to make, or cause or permit to be made, any use of the Premises which shall constitute a nuisance or shall interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the Premises leased by them and the common areas of the Building.  Tenant will not permit, allow or cause any public or private auction sales or sheriffs’ or constables’ sales to be conducted on or from the Premises.

(b)           Tenant shall in no event exceed a maximum premises population of four (4) persons per one thousand (1,000) square feet of Total Rentable Area.

3.           Service and Utilities.

(a)           Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises, hot and cold water, and electricity for normal desktop office equipment and normal copying equipment, and lighting, heating, ventilation and air conditioning (“HVAC”) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises.  Subject to the limitations set forth below, such utilities shall be made available without additional charge between the hours of 8:00 a.m. to 6:00 p.m., Monday through Thursday, 8:00 a.m. to 10:00 p.m. on Friday, and 8:00 a.m. to 12:00 noon on Saturday, except for legal holidays.  If Tenant desires HVAC at any other time, Landlord shall provide and shall bill Tenant for the same at Landlord’s standard charges therefore (as established by Landlord from time to time) and Tenant shall pay Landlord’s charges therefor at the same time and in the same manner as is provided for the payment of minimum rental hereunder.  Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises of the Building; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises or Building.  Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however, occurring, through or in connection with or incidental to, failure to furnish any such services.  Tenant shall not use heat-generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system without the prior written consent of Landlord, and if such equipment is used, Landlord reserves the tight to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

(b)           Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as may be reasonably determined by Landlord.  Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises.  Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of Premises as general office space (as determined by Landlord) without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed within any portion of the Branch Banking Suite or the Corporate Office Suite, in which event Tenant shall reimburse Landlord for all such charges as metered by the separate meter(s) and in such case, Tenant’s liability under Section 6 hereof for its proportionate share of the separately metered utility shall be equitably reduced so that Tenant will not be charged twice for any such separately metered utility charges.  Electric for the Drive-Through Building shall be sub-metered and Tenant shall reimburse Landlord for all such sub-metered charges as hereinafter set forth.  The cost of any such sub-meter (other than that of its installation for the Drive-Thru Building), and the cost of maintenance and repair of such sub-meter, shall be paid for by Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such electric consumed as shown by said sub-meter, at the rates charged for such services by the local public utility, plus any additional expense incurred in keeping account of the electric so consumed.

(c)           Nothing contained in this Section shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises.  In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility, plus any additional expense incurred by Landlord in keeping account of the utilities so consumed.  Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

(d)           Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, exterior window washing and janitorial services in a manner than such services are customarily furnished to comparable office buildings in the area.

4.           Compliance With Laws.

Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements, and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements, and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the Premises are situated, in any way pertaining to the Premises or the use and occupancy thereof.  In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements, or recommendations, Landlord or its agents, after reasonable prior notice to Tenant (except in case of emergency when no such prior notice is feasible), may enter the Premises and take all such actions and do all such work in or to the Premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work.

5.           Assignment and Subletting.

(a)           Tenant covenants and agrees not to assign this Lease, in whole or part, nor sublet the Premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld with respect to a sublease by Tenant of not more than 2,000 rentable square feet within the Corporate Office Suite Landlord may in its. sole discretion deny any request for an assignment or sublease of all or any portion of the Premises except with respect to the aforesaid sublease of not more than 2,000 rentable square feet in the Corporate Office Suite.  If any such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease.  In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee.  Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting.  An assignment for the benefit of Tenant’s creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant’s interest under this Lease unless Landlord shall have first consented thereto in writing.

(b)           In the event Tenant desires to assign this Lease or to sublease any portion of the Branch Banking Suite or the Drive-Through Building, or more than fifty percent (50%) of the Corporate Offices Suites, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

6.           Operating Costs.

(a)           “Operating Costs” are the costs of managing, operating, maintaining, repairing, redecorating, refurbishing and insuring the Building and all common areas and facilities within the Property (including, but not limited to, elevators, stairwells, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage, and other utility systems); the cost of utilities for such common areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse; depreciation on or rentals of machinery and equipment used in such maintenance; the cost of personnel to implement such services; all insurance of whatsoever nature kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties, and contingencies, and liability and indemnity insurance; plus Landlord’s actual administrative and overhead costs in connection therewith.  Such costs shall not include the cost of any capital improvements to the Building as determined under generally accepted accounting principles or work which Landlord performs specifically for or at the expense of any tenant of the Building.  “Operating Costs” shall also include all taxes (as hereinafter defined) assessed against the Property and Building, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed.  The foregoing shall apply to increases in real estate taxes assessed against the land or Building generally, and not resulting from improvements placed thereon by Tenant.  In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase.  “Taxes” as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other benefits or assessments which may be levied on the Property or the Building, but shall not include any income tax on the income or rent payable hereunder.  “Taxes” as used herein shall also include all legal fees and costs incurred by Landlord in contesting any proposed tax assessment increase or obtaining any reduction in assessment, provided that any such fees and costs shall only be included in Operating Costs if, as the result of such contest, Tenant receives the benefit of a reduction in its pro rata share of its Tax liability hereunder.  If Landlord receives any refund of Taxes as a result of any such contest, Tenant shall be entitled to a credit equal to its proportionate share thereof.

(b)           If, during any annual period of the term, Operating Costs exceed those costs incurred during the calendar year 2004, Tenant shall pay Landlord, as additional rent, its proportionate share thereof, which shall be the same proportion which the total rentable area of the Premises (i.e., the Branch Banking Suite and the Corporate Office Suite) bears to the total rentable area of the Building.  One hundred percent (100%) of all Operating Costs with respect to the Drive-Through Building shall be paid by Tenant, including electricity which will be sub-metered, insurance premiums and other utilities.  In the event a separate tax bill is provided by Howard County for the Drive-Through Building, Tenant’s liability for taxes with respect to the Drive-Through Building shall be determined by the assessor’s work notes or other reliable means as determined by the Landlord.  Landlord shall not be required to furnish any services for the Drive-Through Building, and without limiting the generality of the foregoing, Tenant shall be responsible for all janitorial services in connection therewith.

(c)           Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with paragraph (b), above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section 1 hereof. Within a reasonable period of time following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (b), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be.  In the event any balance may be due by Tenant, Tenant shall pay said balance within five (5) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within five (5) days after the date of such statement.  Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within fifteen (15) days after submission of each such statement.

7.           Increase in Landlord’s Insurance Rates.

Tenant will not do, or suffer to be done, anything in or about the Premises, or keep or suffer to be kept, anything in or about the Premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates.  Notwithstanding the foregoing, it is understood that nothing contained in the preceding sentence shall prohibit or limit Tenant’s ability to operate as a commercial bank.  Tenant will, at Tenant’s sole expense, but only to the extent it does not interfere with Tenant’s operation as a commercial bank, take all such actions and make any installations or alterations as may be necessary to obtain the greatest possible reduction in the insurance rates for the Premises and the Building caused by the occupancy of Tenant, the nature of the business carried on by Tenant in the Premises, or otherwise resulting from any act of Tenant, its agents, servants, employees or customers, or anything done or suffered to be done by Tenant, its agents, servants, employees or customers, or anything done or suffered to be done by Tenants, its agents, servants, employees or customers.

8.           Insurance - Indemnity.

(a)           Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

(i)          Public Liability and Property Damage. General Public Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence.  The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant’s indemnities hereinafter provided, as well as Independent Contractors’ Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability.

(ii)          Boilers.  If Tenant’s Premises shall contain a boiler or other pressure vessel, Tenant shall carry Boiler and Machinery Insurance with a direct damage limit not less than the full value of the Building.  Such insurance shall be written on a “repair and replacement” (i.e., replacement cost) basis.

(iii)          Tenant Improvements and Property.  Insurance covering all leasehold improvements and other improvements installed by Tenant upon the Premises, trade fixtures and personal property from time to time in, on or upon the Premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief.  Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant’s insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed.

(iv)          Plate Glass.  Plate glass insurance covering all plate glass in the Premises.  Tenant shall be and remain liable for the repair and restoration of all such plate glass.

Tenant further covenants and agrees to carry and maintain, at all times during the term of this Lease, the aforegoing types of insurance (and any other types of insurance) in amounts at least equal to the minimum amounts of such insurance coverages commonly required of Tenants in comparable office buildings in the are&

(b)           All policies of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder’s rating of not less than A and a financial rating of AAA as rated in the most current available “Best’s” Insurance Reports, and qualified to do business in Maryland.  Each such policy shall be issued in the names of Landlord and Tenant.  Said policies shall be for the mutual and joint benefit and protection of each of said parties and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.  All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days’ notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance.  In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may affect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord.  If, upon Tenant’s failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant’s coverage under Landlord’s insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the greater of the increase in Landlord’s premium resulting therefrom or One Thousand Dollars ($1,000.00).  All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry.  All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of negligence of Tenant or any other named assured.  Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not :be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph (a)(i) above), shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the “Tenant Improvements and Property” more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied.  Any insurance policies herein required to be procured by Tenants shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, unless Tenant’s insurer charges a premium for such waiver of subrogation in excess of the standard premium which would have been charged if no such waiver were included.  If at any time Tenant does not obtain the waiver because of the increased premium, Tenant shall notify Landlord in writing of its inability to obtain the waiver because of such increased premium charge.

(c)           Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest set forth in paragraph (b), above, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys’ fees) and of anyone whatsoever (i) relating to or arising from the use and occupancy of the Premises; (ii) due to or arising out of any mechanic’s lien filed against the Premises, the Building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant at Tenant’s request (such labor and materials shall not include the labor and materials to be performed by Landlord in accordance with Exhibit A, B and C), or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the gross negligence or willful act or omission of the Landlord, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission.  Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence or willful acts or omissions of others.

9.           Alterations.

Tenant shall not make any alterations to the Premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained.  If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans.  Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the Premises by reason thereof.  Tenant agrees to obtain, at Tenant’s expense, all permits required for such alterations.

10.           Ownership of Alterations.

In the event Landlord consents to the making of any alterations to the Premises by Tenant in accordance with Section 9 hereof, Landlord shall also advise Tenant in writing at the time of such written consent, if Tenant requests Landlord to do so, whether or not all or part of any such alteration shall remain on the Premises after the termination of this Lease.  If Landlord requires that the alteration to be made by Tenant be removed at the termination or expiration of the Lease term, Tenant shall do so at its own cost without damage to the Building.  Upon election by Landlord, that any such alterations shall remain on the Premises after the expiration or termination of the Lease term, any such alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, shall become the property of Landlord as soon as they are affixed to the Premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord.  Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the Premises.  Tenant shall repair promptly, at its own expense, any damage to the Premises or Building caused by bringing into the Premises any property for Tenant’s use, or by the installation of removal of such property, regardless of fault or by whom such damage shall be caused.

11.           Repairs and Maintenance.

(a)           Except as expressly provided in Exhibit A, B and C, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Premises, and any work which may be necessary to outfit the Premises for Tenant’s occupancy or for the operation of Tenant’s business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense.  Tenant acknowledges that it has fully inspected the Premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the Premises.  Landlord represents and warrants that, upon the commencement of the Lease term, the Premises will be delivered to Tenant in compliance with all Environmental Legal Requirements as set forth in Section 37 hereof.

(b)           Tenant, at Tenant’s sole expense, shall except for services furnished by Landlord pursuant to Section 3 hereof, maintain the Premises in good order, condition, and repair, including the interior surfaces of the ceilings, walls and floors (excluding structural portions thereof), all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, building standard furnishings and special items and equipment installed by or at the expense of Tenant.

(c)           Tenant shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises; (ii) the installation, removal, use or operation of Tenant’s property in the Premises; (iii) the moving of Tenant’s property into or out of the Building; or (iv) any act, omission, misuse or negligence of Tenants, its agents, contractors, employees or invitees.

(d)           If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises.  If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.  Any amount so expended by Landlord shall be paid by Tenant promptly after demand, with interest from the date of such work, at a rate equal to four percentage points (4%) above the prime commercial rate of interest then being charged by Bank of America.  Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

(e)           Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord’s structural engineer.  Landlord reserves the right to consult with its structural engineer if necessary, in Landlord’s opinion, to resolve any questions concerning this matter, in which event the determination of the engineer shall be conclusive and the cost of any such determination shall be paid for by Tenant upon demand.  Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be reasonably objectionable to Landlord or other Building tenants.  Landlord acknowledges that Tenant will be placing a modular vault in the Branch Banking Suite.

(f)           Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Building or the Premises.  Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

(g)           Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

(h)           Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear.  Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment shall be repaired by Tenant at Tenant’s expense.  Landlord shall bill Tenant, as promptly as is practicable, for the costs of any cleanup and/or repairs to the Premises necessitated by Tenant’s use and occupancy thereof (normal wear and tear excepted) and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.

12.           Default.

(a)           Any of the following events shall constitute a default by Tenant:

(i)           If the rent (basic or additional) shall be in arrears, in whole or in part; or

(ii)          If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of ten (10) days after notice of such failure from Landlord; or

(iii)         If the Premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term of this Lease; or

(iv)         If Tenant becomes insolvent or makes an assignment for the benefit of its creditors or if a receiver or conservator is appointed for Tenant; or

(v)           If Tenant’s leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic’s lien) is filed against Tenant’s leasehold interest and is not discharged within ten (10) days thereafter.

(b)           In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

(i)           To distrain for any rent or additional rent in default; and

(ii)           At any time after default, without notice, to declare this Lease terminated and enter the Premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant’s holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date; (b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant’s default, including, but not limited to, the reasonable costs of reletting the Premises and any broker’s commissions payable as a result thereof; (c) all of Landlord’s costs and expenses (including reasonable court fees) in connection with such default and recovery of possession; (d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the Premises for the balance of the term to be determined as of the date of reentry; or at Landlord’s option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law.  In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including Landlord’s attorney’s fees.

(c)           In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder on the date due, Tenant shall pay a late charge equal to fifteen percent (15%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within five (5) days after written notice from Landlord to Tenant assessing the same.  In addition, any such rental payment or other charge which is delinquent for five (5) days or more, shall bear interest from the date on which same was due at a rate equal to four percentage points (4%) above the prime rate of interest then being charged by NationsBank.

(d)           In the event this Lease is terminated due to Tenant’s default, Landlord agrees to exercise reasonable commercial efforts to relet the Premises.

13.           Damage or Destruction.

(a)           If, during the Lease term, the Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the Premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the Premises untenantable, the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire gross rentable area of the Premises, and such reduction shall be apportioned from the date of the casualty to the date when the Premise are rendered fully tenantable.  Notwithstanding the fore-going, in the event such fire or other casualty damages or destroys any of Tenant’s leasehold improvements, alterations, betterments, fixtures or equipment, Tenant shall cause the same, to be repaired or restored at Tenant’s sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

(b)           If, during the Lease term, the Premises or a substantial portion of the Building are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty.  If Landlord elects to restore the Premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the Premises are again rendered tenantable.

14.           Possession.

In case this Lease provides for a specifically designated commencement date, and if possession of the Premises, in whole or in part, cannot be given to Tenant on or before such commencement date, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified.  The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term.  Under no circumstances shall Landlord be under any liability for failure to deliver possession of the Premises to Tenant on the date herein specified.

15.           Exterior of Premises - Signs.

(a)           Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the Premises or the Building (including without limitation any displays on or in any motor vehicles used by Tenant, its employees, agents and servants), nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord and, if applicable, of any owners’ association or similar entity which may govern the use of Columbia Corporate Park 100.  In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due.  Tenant shall obtain, at Tenant’s expense, all permits required for such installation.  Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as’ may be approved by Landlord in good condition and repair at all times.

(b)           Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or Building in the front, rear or sides of the Building, not block any sidewalk, parking lot or other exterior portion of the Premises or Building, not do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, not do anything which will, in any way, change the uniform and general design of the Building or the Property.

(c)           Notwithstanding any other provisions hereof, Tenant shall pay all costs of any signage installed by or for Tenant.

(d)           Tenant will be provided the right to affix one (1) exterior sign to the building on the pre-cast panel directly above the main entrance to the Branch Bank Suite on the 1 g floor in a style size acceptable to Landlord.  Tenant will also be provided the right to affix one (1) sign to the detached Drive-Through Building in a style and size acceptable to Landlord.

(e)           In the event the total rentable area of the Premises hereby leased exceeds the total rentable area leased to any other tenant of the Building, Landlord will permit Tenant to place an exterior sign on the cornice of the Building for the period of time that the total rentable area of the Premises hereby leased exceeds the total rentable area leased to any other tenant of the Building.

(f)           The cost of all signage and the installation and maintenance thereof, as well as the cost of any permits required therefore, shall be paid by Tenant.

16.           Relocation.

Landlord reserves the right at its option to relocate the Corporate Offices Suites, to another area within the Building provided; (i) such new location shall be comparable to the original location of the Corporate Offices Suites being relocated; (ii) Landlord gives Tenant thirty (30) days prior written notice of such relocation; and (iii) Landlord pays the expenses of moving Tenant’s furnishings, fixtures and equipment, including Tenant’s telephone system.

17.           For Rent/Sale Signs.

Landlord shall have the right to place a “For Rent” sign on any portion of said Premises for six (6) months prior to termination of this Lease and to place a “For Sale” sign thereon at any time.  During such six-month period, following twenty-four (24) hours prior notice to Tenant, Landlord may show the Premises and all parts thereof to prospective tenants between the hours of 8:00 am. and 6:00 p.m. on any day except Sunday or any legal holiday on which Tenant shall not be open for business.

18.           Water and Other Damage.

Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any party of the Premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, unless caused by the negligent or intentional omission of Landlord, its agents or employees.

19.           Right of Entry.

Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord shall have the absolute and unconditional right, license and permission, at any and all reasonable times following twenty-four (24) hours notice to Tenant (except in case of emergency when no such notice is feasible), to enter and inspect the Premise or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the Premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this lease.

20.           Termination of Term.

It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein.  If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all the other terms and conditions of this lease, at an amount equal to double the highest monthly rental installment reserved in this Lease.  Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by tenants that may be now in force or may hereafter be enacted.

21.           Condemnation.

(a)           If, during the term of this Lease, all or a substantial part of the Premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking.  Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord.  For the purposes of this paragraph, “a substantial part of the Premises” shall mean such part that the remainder thereof is rendered inadequate for Tenant’s business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

(b)           If, during the Lease term, less than a substantial part of the Premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and tenant hereby assigns all of its right, title and interest in and to the award to Landlord.  In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking.  If, as a result of such taking, any part of the Premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking.  If the taking does not render any part of the Premises unusable, there shall be no abatement of rent.

(c)           For purposes of this section, “taking” shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation.  As hereinabove used, the words “award or damages” shall, in the event of such sale or settlement, include the purchase or settlement price.

(d)           Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant’s own tangible property and such amount as may be payable by statute or ordinance toward Tenant’s damages for Tenant’s loss of business, removal and relocation expenses.

22.           Subordination.

This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust upon the Building now or hereafter to be made, unless the mortgagee or holder of the deed of trust elects to have Tenant’s interest hereunder superior to the interest of the mortgagee or holder of such deed of trust.  This subordination provision shall be self-operative and no further instrument of subordination shall be required.  The Tenant agrees to execute any documents necessary, subsequent to the execution of this Lease, which are required to effect such subordination.  Tenant further hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such instrument for and on behalf of Tenant.

23.           Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall have the right (but not the obligation) to perform the same, and if necessary to enter the Premises for such purposes without notice.  The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, shall be due and payable by Tenant upon demand, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.

24.           Attornment.

(a)           If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice.  Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee’s interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

(b)           In the event the Premises are sold at any foreclosure.  sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchase or purchasers at such sale as the landlord hereunder.  It is understood that such purchaser or purchasers may, at its or their option, terminate this Lease immediately upon giving written notice thereof to Tenant.

25.           Non-Waiver of Future Enforcement.

The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance of performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached.  No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or tenant to enforce the same in the event of any subsequent default.  The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord.  Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

26.           Personal Property Taxes.

Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the Premises by Tenant.

27.           Recordation of Lease.

Tenant agrees that it will, upon.  Landlord’s request, execute a memorandum of this Lease in a form suitable for recording under applicable Maryland law.  The party recording such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.

28.           Notices.

Any notice required by this Lease shall be sent by certified mail to Landlord at: c/o Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244.  Any notice required by this Lease shall be sent by certified mail to Tenant at:

6011 University Boulevard
Suites 370-390
Ellicott City, MD 21043

(if no address is specified, such notices to Tenant shall be addressed to the Premises). Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

29.           Waiver of Jury Trial.

THE LANDLORD AND THE TENANT WANE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.  THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

30.           Severability.

(a)           It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default said suit or suits.

(b)           If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity for the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

31.           Non-Waiver.

It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof.  No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

32.           Successors and Assigns.

(a)           Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord its successors and assigns; shall be binding upon Tenant, its successors and assigns (including without limitation any trustee in bankruptcy or debtor-in-possession, and any assignee of the same); and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.  In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.

(b)           In the event Landlord’s interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, Landlord (or any subsequent assignee or transferee of Landlord’s interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder.  Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord’s interest in the land and improvements comprising the Building and in the event the owner of Landlord’s interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder.

33.           Security Deposit.

(a)           Landlord hereby requires receipt from Tenant of the sum of one hundred forty-three thousand one hundred sixty-two dollars and fifty cents ($143,162.50), which sum represents a security deposit for the faithful performance of Tenant’s obligations under this Lease.  Tenant agrees that Landlord shall have the right, but not the obligation, in its sole discretion and without notice to Tenant to apply said security deposit or any portion thereof to cure or remedy any default by Tenant hereunder, including default in payment of rent.  If Landlord so applies the security deposit or any portion thereof Tenant shall, upon demand, immediately reimburse Landlord for the portion of the security deposit so applied; and any failure of Tenant to do so within five (5) days after Landlord’s demand therefor shall constitute an event of default hereunder.  Said sum, if not sooner applied, shall, be returned to Tenant, without interest, within thirty (30) days after vacating of the Premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant properly exercises said option), provided: (i) Tenant is not then in default under any of the provisions of this Lease; (ii) there is no damage to the Premises beyond ordinary wear and tear and the Premises have been left in a clean condition and in good order with all debris, rubbish and trash placed in property containers; (iii) all keys to the Premises have been returned to the Landlord; and (iv) Tenant’s forwarding address h as been left with Landlord.  Tenant further agrees that Landlord shall be entitled to commingle said security deposit with its own funds, and that no mortgagee or holder of a deed of trust on the Premises and no purchaser of said Premises at any foreclosure sale shall have any liability to Tenant for Tenant’s security deposit.

(b)           In the event Tenant becomes a State Chartered Bank and has a net worth of one million dollars ($1,000,000), then the security deposit shall be reduced to seventy-four thousand four hundred forty-four dollars fifty cents ($74,444.50) computed at the rate of six dollars and fifty cents ($6.50) per square foot of the rentable square foot area of the Premises.  Following six (6) months of occupancy in the Building, in the event Tenant has a sustained net worth of ten million dollars ($10,000,000), as evidenced by a statement certified to by Tenant’s Certified Public Accountant and delivered to Landlord, and in the further event that Tenant has not defaulted in the payment of any monetary sum required to be paid by Tenant pursuant to this Lease throughout the entire Lease term up to that point, then Tenant’s security deposit will be reduced to twenty-five thousand dollars ($25,000.00) for the remainder of the lease term.

34.           Notices to Mortgagee.

Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety (90) days from the receipt of said notice, to cure, or cause to be cured, any such default.  If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

35.           Estoppel Certificate.

Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any.  Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the Premises or the Building.

36.           Insolvency.

(a)           An “Act of Insolvency” shall mean:

(i)           the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, conservator, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets;

(ii)          the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

(iii)         the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;

(iv)         the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;

(v)          the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any reorganization or insolvency proceeding;

(vi)         the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, conservator, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or

(vii)           the commencing of any proceeding under any reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.

(b)           Upon the occurrence of an Act of Insolvency, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the Premises, but shall remain liable as herein provided.  Landlord reserves any and all remedies provided herein or at law or in equity.

(c)           No default under this Lease by Tenant, either prior to or subsequent to any Act of Insolvency, shall be deemed to have been waived unless expressly done so in writing by Landlord.

(d)           Neither Tenant’s interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee, conservator or receiver or assignee for the benefit of creditors or otherwise by operation of law.

37.           Environmental Provisions.

(a)           Tenant and its successors and assigns shall use and operate the building, the property and the leased premises, respectively, at all times during the term hereof, under and in compliance with all federal and State of Maryland laws and regulations, and in compliance with all applicable Environmental Legal Requirements.  “Environmental Legal Requirements” shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls (“PCB’s”) or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively “Hazardous Substances”) to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issues pursuant to such statute or ordinance, in each case applicable to the premises, the building or its operation, construction or modification, including without limitation the following; the Clean Air Act, the Federal Water Pollution Control Act (“FWPCA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 (“RCRA”), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.

(b)           Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the Building or property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Requirements with respect to the premises or with respect to any other portions of Landlord’s Building or property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines or other penalty payments.

(c)           For purposes of this provision, Tenant shall be conclusively deemed to have violated the Environmental Legal Requirements.  if (i) any notice or order is directed to either Landlord or Tenant by any governmental agency, body, or court alleging that such violation has occurred; or (ii) if Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing or determining the existence of Hazardous Substances, which report states that there are Hazardous Substances used, stored or placed upon the premises.  In the event Tenant is deemed to have violated any of the Environmental Legal Requirements as set forth in the preceding sentence, Landlord shall have the right and option, after fifteen (15) days prior written notice to Tenant, to terminate this lease by written notice thereof to Tenant, in which event Landlord shall retain all rights and remedies, and Tenant shall be subject to all liabilities, set forth in Article 13 of this lease notwithstanding such termination.

(d)           Landlord represents and warrants that, at the commencement of the Lease term, the Premises shall be in compliance with all Environmental Legal Requirements.

38.           Rules and Regulations.

Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit F, and with any amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building.  Any such amendments or modifications to the rules and regulations shall be binding upon Tenant delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

39.           Captions.

The captions of the various sections of this Lease are for convenience only and are not a part of this Lease.  Such captions shall not be construed to define or limit any of the provisions of this Lease.

40.           Final and Entire Agreement.

This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

41.          Tenant Representative.

The name, address and telephone number of Tenant representative to be contacted in event of emergency are as follows:

Paul Brown 443-812-6711

42.          Time.  Time is of the essence for all purposes in this Lease.

43.          Charter.

(a)           Tenant agrees to use best efforts to obtain a State Banking Charter at Tenant’s sole cost.  Landlord agrees to cooperate with Tenant by signing documents necessary in order for Tenant to obtain the Charter, at no cost to Landlord.  Tenant agrees to transmit to Landlord a summary of Tenant’s Initial Charter application as well as all provisions of the Charter that pertain to this lease.  Tenant further agrees to give Landlord prompt written notice when and if Tenant obtains the Charter (“Tenant’s Notice”) together with a copy of the Charter.

(b)           Landlord shall not be required to commence any work or make any installations as set forth on Exhibit A or Exhibit B or Exhibit C hereof (“Landlord’s Work”) except as herein provided.  Landlord shall commence Landlord’s Work with respect to the Drive-Through Building on or before February 1, 2004, provided Tenant delivers to Landlord a Letter of Credit (“L/C”) in the face amount of One Hundred Thousand Dollars ($100,000.00) which shall be considered an additional security deposit.  Landlord shall commence Landlord’s Work on the.  Branch Banking Suite and the Corporate Office Suite on or before March 1, 2004, provided Tenant delivers another L/C to Landlord in the face amount of One Hundred Thousand Dollars ($100,000.00) which shall be considered an additional security deposit.  Landlord shall have one hundred twenty (120) days from the date of receipt of the first One Hundred Thousand Dollar L/C to substantially complete Landlord’s Work with respect to the Drive-Through Building, and Landlord shall have ninety (90) days from Landlord’s receipt of the second One Hundred Thousand Dollar L/C to substantially complete Landlord’s Work with respect to the Branch Banking Suite and Corporate Offices Suite.  If Tenant’s Notice is received by Landlord after February 1, 2004, and Landlord does not substantially complete Landlord’s Work by June 1, 2004, then notwithstanding the fact that Landlord’s Work has not then been substantially completed, the term of this Lease and Tenant’s obligation to commence payment of rent shall nevertheless begin as of June 1, 2004, and Landlord shall continue Landlord’s Work with reasonable promptness thereafter until completion.  Upon unconditional issuance of the Charter and delivery of a copy thereof to Landlord, Landlord agrees to release the two (2) L/Cs, aforementioned Letters of Credit.

(c)           All L/Cs shall be issued by a national bank and shall provide that if a default occurs, Landlord shall have the unconditional right to draw upon all security deposit instruments to compensate Landlord for offset rent, defaults and Landlord’s Work, or that portion thereof, which has been performed by Landlord in accordance with the provisions of this Section.  All other terms and provisions of the L/Cs shall be subject to Landlord’s reasonable approval.

44.          Renewal Options.

Provided Tenant is not then in default hereunder, Tenant shall have the right and option to extend the term of this Lease for two (2) additional periods of five (5) years each, by notifying Landlord in writing of its intention to do so not later than nine (9) months prior to the expiration of the then current Lease term.  If Tenant elects to extend this Lease for the first additional five (5) year period, by giving Landlord timely written notice of its election to do so, this Lease shall be extended for such five (5) year period under the same terms and conditions as are herein set forth except that Landlord shall not be required to perform any of Landlord’s Work and the base annual and monthly rentals during each year of such extended term shall be increased by three percent (3%) over the base rentals for the preceding Lease year.  If Tenant elects to extend this Lease for the second additional five (5) year term by giving timely written notice to Landlord of its election to do so, this Lease shall be extended for such additional five (5) year period under the same terms and conditions as are herein set forth except that Landlord shall not be required to perform any Landlord’s Work and the base annual rental for the first year of such extended term shall be equal to the greater of (i) the then prevailing market rate (which shall be the same rental rate then being charged for similar space within comparable buildings within the Columbia, Maryland Metropolitan Area); or (ii) an amount equal to three percent (3%) in excess of the base rental for the last year of the first extended term.  The base annual rental for the first year of such second extended term, as so determined, shall be increased by three percent (3%) per year during each subsequent year of the second extended term.  Tenant shall have no right to extend or renew the Lease term except as set forth in this Section 44.

45.          Landlord’s Work.

(a)           Subject to the provisions of Section 43 hereof, Landlord shall construct the Branch Banking Suite in a “turnkey” condition in accordance with the Work Letter attached hereto as Exhibit D using building standard materials and in accordance with the floor plan attached hereto as Exhibit A, and Landlord shall construct the Corporate Offices Suites in similar “turnkey” condition in accordance with the Work Letter attached hereto as Exhibit Dl using building standard materials as shown on the Floor Plan attached hereto as Exhibit B.  Landlord shall also, subject to Section 43 hereof, construct the Drive-Through Building as shown on Exhibit C and in accordance with the Work Letters attached hereto as Exhibit D2 and Exhibit E.  Tenant, will be responsible for payment of all costs associated with the interior finishes of the Drive-Through Building, the Drive-Through Tubing System, telecommunications from the Drive-Through Building to the Branch Banking Suite, security requirement as determined by Tenant (i.e., bullet-proof glass or bullet-proof wall requirements).

(b)           Tenant shall also be responsible for all costs of any tenant improvements that (i) exceed the scope of the Work Letter (Exhibit D) for Tenant specific interior finishes for the Branch Banking Suite, such as millwork, bullet-proof glass or bullet-proof wall requirements, safe and security requirements and (ii) exceed the scope of the Work Letter (Exhibit D1) for Tenant specific interior finishes for the Corporate Office Suite and (iii) exceed the scope of the Work Letters (Exhibit D2 and Exhibit E) for the Drive-Thru Building, as determined by Landlord and Tenant.  All such requirements of Tenant above the Standard Work Letters (Exhibit D, Exhibit Dl, Exhibit D2 and Exhibit E) must be submitted to Landlord by January 1, 2004.  Landlord will be the general contractor for the entire build-out of the Premises including the drive-thru facility.

WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:	MERRITT-HP, LLC
	By:	MERRITT MANAGEMENT CORPORATION, AGENT

	By:	_________________________(SEAL)

LANDLORD

WITNESS/ATTEST:	HOWARD BANK

	By:	_________________________(SEAL)

TENANT

EXHIBIT A - BRANCH BANKING SUITE FLOOR PLAN
EXHIBIT B - CORPORATE OFFICE SUITE FLOOR PLAN
EXHIBIT C - DRIVE-THROUGH BUILDING FLOOR PLAN
EXHIBIT D - WORKLETTER FOR BRANCH BANKING SUITE
EXHIBIT D1- WORKLETTER FOR CORPORATE OFFICE SUITE
EXHIBIT D2- WORKLETTER FOR DRIVE-THRU BUILDING
EXHIBIT E- CONSTRUCTION OF DRIVE-THRU BUILDING
EXHIBIT F - RULES AND REGULATIONS

BUILDING KEY PLAN

KEY:

= CMU PARTITION

= EXISTING PARTITION

= NEW PARTITION

= DEMOLISHED PARTITION

STANDARD SPECIFICATIONS:

PARTITIONS - FREE-STANDING PARTITIONS TO BE 1/2" SHEET ROCK OVER 3 5/8" METAL STUDS WITH FIBERGLASS INSULATION

MASONRY WALLS - TO BE FURRED WITH 1 5/8" METAL STUDS WITH 1/2" DRYWALL

FINISH - TO BE TWO COATS OF FLAT LATEX PAINT

DOORS - TO BE A MIN. OF 3x6-8"

CEILING - TO BE SUSPENDED ACOUSTICAL TILE

GENERAL NOTES:

MERRITT IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN

EXHIBIT A
2,847 RSF
11.24.03

CCP 100
6011 UNIVERSITY BLVD., SUITE 150
ELLICOTT CITY, MD 21043

PRELIMINARY
SPACE PLAN

DRAWN BY
DRAWING # HF2 150

MERRITT
PROPERTIES, LLC
2066 LORD BALTIMORE DRIVE BALTIMORE, MD 21244
410-298-2600 FAX: 410-298-9644
WWW.MERRITTPROPERTIES.COM

K:\CAD Drawings\HF1-9 Columbia Corporate Park 100\HF2-BLDG2\HF2-150.dwg, 11/24/2003 03:40:49 PM, ngodoy

BUILDING KEY PLAN

KEY:

- = CMU PARTITION
- = EXISTING PARTITION
- = NEW PARTITION
- = DEMOLISHED PARTITION

STANDARD SPECIFICATIONS:

PARTITIONS - FREE-STANDING PARTITIONS TO BE 1/2" SHEET ROCK OVER 3 5/8" METAL STUDS WITH FIBERGLASS INSULATION

MASONRY WALLS - TO BE FURRED WITH 1 5/8" METAL STUDS WITH 1/2" DRYWALL

FINISH - TO BE TWO COATS OF FLAT LATEX PAINT

DOORS - TO BE A MIN. OF 3'x6'8"

CEILING - TO BE SUSPENDED ACOUSTICAL TILE

GENERAL NOTES:

MERRITT IS NOT RESPONSIBLE FOR PROVIDING OR INSTALLING APPLIANCES, PHONES, FURNITURE AND/OR CUSTOM BUILT-INS UNLESS SPECIFIED. FLOOR PLAN MAY BE FIELD ADJUSTED DUE TO EXISTING CONDITIONS NOT SHOWN ON PLAN

EXHIBIT B
8,606 RSF

CCP 100
6011 UNIVERSITY BLVD., SUITE 370-390
ELLICOTT CITY, MD 21043

PRELIMINARY
SPACE PLAN

DRAWN BY
DRAWING # HF2-370-390

MERRITT
PROPERTIES, LLC
2066 LORD BALTIMORE DRIVE BALTIMORE, MD 21244
410-298-2600 FAX: 410-298-9044
WWW.MERRITTPROPERTIES.COM

K:\CAD Drawings\HF1-9 Columbia Corporate Park 100\HF2-BLDG2\HF2-370-390.dwg, 11/24/2003 03:41:15 PM, ngodoy

2 LEVEL PARKING GARAGE
DO NOT
ENTER

CCP 100
BUILDING 2
ELLICOTT CITY, MD 21043

HOWARD BANK - DRIVE THRU
EXHIBIT C

DRAWN BY SJ
DRAWING #: HF2-DRIVETHRU

MERRITT
PROPERTIES, LLC
2066 Lord Baltimore Drive Baltimore, MD 21244
410-298-2600 Fax: 410-298-9044

K:\CAD Drawings\HF1-9 Columbia Corporate Park 100\HF2-BLDG2\HF2-DRIVETHRU.dwg, 11/24/2003 03:41:35 PM, ngodoy

Exhibit D

WORKLETTER FOR HOWARD BANK BRANCH LOCATION

Following is the tenant improvement workletter.  Landlord commits to provide the tenant improvements based on the specifications described as follows:

For the purpose of distinguishing between base building and tenant improvements, Landlord defines base building as follows:

*	Core area - HVAC installed and operating

*	Common area restrooms completely finished

*	Main sprinkler loop - standpipe and branching installed

*	Power distribution to the electric closets on each floor

*	Two wet columns separate from the core

*	Special lighting and above standard ceilings in all lobbies and main corridors

*	Granite Flooring in the elevators and vinyl wallcovering in the lobbies on the tenant floors

Tenant will be provided a finish per the following standards:

*	Ceiling will be 2 x 2 suspended tegular fissured acoustical with white metal grid, finished ceiling height to be 9’6”, (USG #323 or equal).

*
Lighting - T-8 high efficiency - 3 tube, 277 volt 2 x 4 lay-in type with parabolic 78 cell lenses and return air-type fixtures.  Lighting to provide 70 f.c. @ 30” above finished floor.  Lighting switch to be individual for single offices.  Gang switching to be used for open areas.

*	Sprinkler - a complete fire protection system per code will be provided throughout. The system will have semi-recessed chrome heads.

*
Floor covering - Vinyl tile to be Armstrong Exelon.  Carpet to be 30 oz.  patterned loop Queen Commercial Finalist or equal; or 30 oz. cut pile Queens Commercial Baytowne or equal rolled goods.  All carpet to be direct glue down.

*	Base shall be a standard 4” vinyl base provided throughout.

*	Window blinds - 1” venetian mini blinds, Levelor or equal, on all exterior windows.

*	Interior doors - solid core, 3’ x 8’0” wood veneer. Hardware to be chrome lever style salage or equal locksets.

*
Entrance doors - main entry doors from lobby to corridor to be 3’ x 8’0” double frameless glass doors with polished chrome hardware and semi-concealed hinges.  Tenant will also have an exterior entrance in accordance with Exhibit A.

*
Electrical - provide convenience outlets 110 volt throughout the space.  Three (3) outlets per private office along with one (1) outlet every 15 linear feet of open area partitioning.  The standard electric load available below the finished ceiling is 4 watts per square foot.

*
HVAC - A medium velocity VAV system with one VAV box per 400-600 SF throughout as required.  A hot water perimeter base board, multi-zone heating system.  The HVAC system is designed to maintain a 72 Degree Fahrenheit temperature (+/- 2 Degrees Fahrenheit) with a relative humidity level between 50-60%.  The building has a night set back mode whereby winter temperatures in the building may reach 60 Degrees Fahrenheit after hours and summer temperatures reaching 80 Degrees Fahrenheit.  The building does not have actual humidification, but does have de-humidification ability.

*
Kitchen Area - to include 8’ of base and overhead cabinets with stainless steel sink for spaces 5,000 square feet or greater.  Plumbing connector for one (1) coffee maker to be 1/4” or 3/8” copper line with pet cock valve below counter.

*
Drywall - unlimited quantities based on a ratio of 70% open office 30% private office scenario.  All interior drywall is 1/2” with 3 5/8” metal studs 16” on center, all partitions contain sound batt insulation.

*	Paint.

Tenant will be responsible for all costs associated with improvements above this standard work letter for Tenant specific interior finishes (i.e.  millwork, counter for the tellers, bullet-proof glass or bullet-proof wall requirements, vault requirements and security requirements).  Tenant will also be responsible for all costs associated with the installation of ATM machines.

Exhibit Dl

WORKLETTER FOR HOWARD BANK CORPORATE OFFICES

Following is the tenant improvement workletter.  Landlord commits to provide the tenant improvements based on the specifications described as follows:

For the purpose of distinguishing between base building and tenant improvements, Landlord defines base building as follows:

*	Core area - HVAC installed and operating

*	Common area restrooms completely finished

*	Main sprinkler loop - standpipe and branching installed

*	Power distribution to the electric closets on each floor

*	Two wet columns separate from the core

*	Special lighting and above standard ceilings in all lobbies and main corridors

*	Granite Flooring in the elevators and vinyl wallcovering in the lobbies on the tenant floors

Tenant will be provided a finish per the following standards:

*	Ceiling will be 2 x 2 suspended tegular fissured acoustical with white metal grid, finished ceiling height to be 9’6”, (USG #323 or equal).

*
Lighting - T-8 high efficiency - 3 tube, 277 volt 2 x 4 lay-in type with parabolic 78 cell lenses and return air-type fixtures.  Lighting to provide 70 f.c. @ 30” above finished floor.  Lighting switch to be individual for single offices.  Gang switching to be used for open areas.

*	Sprinkler - a complete fire protection system per code will be provided throughout. The system will have semi-recessed chrome heads.

*
Floor covering - Vinyl tile to be Armstrong Exelon.  Carpet to be 30 oz patterned loop Queen Commercial Finalist or equal; or 30 oz. cut pile Queens Commercial Baytowne or equal rolled goods.  All carpet to be direct glue down.

*	Base shall be a standard 4” vinyl base provided throughout.

*	Window blinds - 1” venetian mini blinds, Levelor or equal, on all exterior windows.

*	Interior doors - solid core, 3’ x 8’0” wood venear. Hardware to be chrome lever style salage or equal locksets.

*
Entrance doors - main entry doors from lobby to corridor to be 3’ x 6’0” solid core wood door with  sidelights and Mortise locksets.  Space 5,000 square feet or greater to be 3’ x 8’0 double frameless glass doors with polished chrome hardware and semi-concealed hinges.

*
Electrical - provide convenience outlets 110 volt throughout the space.  Three (3) outlets per private office along with one (1) outlet every 15 linear feet of open area partitioning.  The standard electric load available below the finished ceiling is 4 watts per square foot.

*
HVAC - A medium velocity VAV system with one VAV box per 400-600 SF throughout as required.  A hot water perimeter base board, multi-zone heating system.  The HVAC system is designed to maintain a 72 Degree Fahrenheit temperature (+/- 2 Degrees Fahrenheit) with a relative humidity level between 50-60%.  The building has a night set back mode whereby winter temperatures in the building may reach 60 Degrees Fahrenheit after hours and summer temperatures reaching 80 Degrees Fahrenheit.  The building does not have actual humidification, but does have de-humidification ability.

*
Kitchen Area - to include 8’ of base and overhead cabinets with stainless steel sink for spaces 5,000 square feet or greater.  Plumbing connector for one (1) coffee maker to be 1/4” or 3/8” copper line with pet cock valve below counter.

*
Drywall - unlimited quantities based on a ratio of 70% open office 30% private office scenario.  All interior drywall is 1/2” with 3 5/8” metal studs 16” on center, all partitions contain sound batt insulation.

*	Paint.

Exhibit D2

WORKLETTER FOR HOWARD BANK DRIVE-THRU BUILDING

Following is the tenant improvement workletter.  Landlord commits to provide the tenant improvements based on the specifications described as follows:

Tenant will be provided a finish per the following standards:

*	One (1) restroom completely finished.

*	Ceiling will be 2 x 2 suspended tegular fissured acoustical with white metal grid, finished ceiling height to be 9’6”, (USG #323 or equal).

*	Lighting - T-8 high efficiency - 3 tube, 277 volt 2 x 4 lay-in type with parabolic 78 cell lenses

*
Floor covering - Vinyl tile to be Armstrong Exelon.  Carpet to be 30 oz.  patterned loop Queen Commercial Finalist or equal; or 30 oz. cut pile Queens Commercial Baytowne or equal rolled goods.  All carpet to be direct glue down.

*	Base shall be a standard 4” vinyl base provided throughout.

*	Electrical - provide convenience outlets 110 volt throughout the space. The standard electric load available below the finished ceiling is 4 watts per square foot.

*	Drywall – All interior drywall is 1/2” with 3 5/8” metal studs 16” on center, all partitions contain sound batt insulation.

*	Paint.

Exhibit E

HOWARD BANK DRIVE-THRU BUILDING

I.  EXTERIOR CONSTRUCTION

SIZE:
10’ X 22’6” single story building with a canopy in accordance with Exhibit C.  The building will be constructed in a manner that is visually consistent with the existing buildings as determined solely by the Landlord.

DRIVE-THUR LANES:
Two (2) Drive-thru lanes in accordance with Exhibit C.  Tenant will be responsible for the costs associated with the tubing system and any stop lights that are required to he attached to the Drive-Thru.

EXTERIOR WALLS:	To be either 8” or 10” concrete block with core fill foam insulation to height of-approximately 12’ with a simulated stucco finish.

ROOF:
To he a metal deck with 45 mil EPDM rubber roof, as manufactured by Firestone Tire and Rubber Company.  Installation to be loosely-laid and ballasted in accordance with manufacturer’s specifications.  Roof to be insulated with 4” expanded polystyrene hoard .049).

FLOOR:	To be 5” concrete reinforced with Fiber Mesh (trade name), or equal. Soil below slab to be compacted.

WINDOWS:	Tenant will he responsible for the cost of the bullet proof glass window per Exhibit C along with any sliding drawers leading to the perimeter.

ELECTRIC SERVICE:	Landlord will install a separate meter and provide sufficient power to operate the Drive-Thor and Drive-Thou Building.

SPRINKLER:	There will he no sprinkler system provided.

UTILITY WORK:	Includes all water and sewer lines needed• for the installation of the bathroom.

HVAC:	Electric heat pump mounted on the roof. There will be no natural gas.

II. INTERIOR CONSTRUCTION

INTERIOR FINISHES:
In accordance with Exhibit D2.  Tenant will be responsible for all costs associated with the interior finishes above the work-letter (Exhibit D2). Tenant will be responsible for all costs associated with telecommunications from the Drive-thru to the Branch and security requirements.

Exhibit F

COLUMBIA CORPORATE PARK 100
RULES AND REGULATIONS

1.           Tenant and its agent and employees shall not loiter in or upon or in any way obstruct the grounds, sidewalks, driveways or parking areas, or the common halls, passages, exits, entrances, corridors, in or about the Building in which the Demised Premises are located or use such areas for any purpose other than for ingress or egress from the Demised Premises.  These areas’ are not for the use of the general public, and Landlord reserves the right to control and prevent access LC them by all persons whose presence in the judgment of the Landlord, will be prejudicial to the safety, character, reputation and interests of the Buildings and its tenants.  However, nothing in these Rules and Regulations shall be construed to prevent access by persons with whom Tenant usually deals in the ordinary course of its business, unless those persons %isolated the Rules and Regulations of the Building or are engaged in illegal activities.

2.           Waterclosets and urinals shall not be used for any purpose other than those for which they were construed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown, into them.  Waste and excessive or unusual use of electricity or water is prohibited.

3.           The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed.  NO SIGNS, ADVERTISEMENTS OR NOTICES STALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties in writing: and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord.  If such consent be given by Landlord, any such advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.  All signs, advertisements or notices permitted herein shall be only of such color, size, style, place and material as approved by Landlord in writing.

4.           No electric wiring of any kind is to be introduced without Landlord’s prior written consent.  If Tenant desires telegraphic, telephone, burglar alarm or signal services and if Landlord consents in writing thereto, the wiring must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except if specifically permitted in the prior written consent of Landlord.  The electric wiring shall be done only by contractors approved by Landlord in writing.  No tenant shall lay linoleum or other similar floor coverings so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor coverings are desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

5.           Landlord will not be responsible for loss of or damage to any equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant.  All safes shall stand on a base of such size as shall be designated by the Landlord.

6.           No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord.  Business machines and mechanical equipment, if consented to by Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, in setting sufficient to absorb and prevent all vibration, noise and annoyance.

7.           No additional lock or locks of similar devices shall be placed by Tenant on any door, window or transom in the Building, without prior written consent of Landlord.  Two keys will he furnished Tenant by Landlord.  Tenant, its agents and employees, shall not change any locks.  Tenant shall make known to Landlord the explanation of all combination locks or safes, cabinets and vaults, and all keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

8.           No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises of the Building.

9.           The requirements of Tenant will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special written instructions from the office of Landlord.

10.           The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

11.           Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant incidental to the purposes for which Tenant may use the Premises; permit the Premises to be used for gambling; make any noises in the Building that are objectionable to Landlord or other occupants of the Building; permit to be played any musical instrument in the Premises, or permit any unusual odors to be produced upon the Premises; or create or maintain a nuisance thereon.  Tenant shall not occupy or permit any portion of the Premises leased to him to be occupied as an office for a public stenographer or typewriter, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

12.           No curtains, blinds, shades, screens, awnings or other form of inside or outside window covering, or window ventilators or similar devices shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prier written consent of Landlord if Landlord consents, such coverings or devices must be of a quality, type, design, and color, and attached it a manner approved by Landlord.

13.           Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same.  Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with the stated use of the Premises, without the prior written consent of Landlord.

14.           There shall not be used on she Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards:

15.           Each tenant, before closing and leaving the Premises, shall be responsible for the closing and locking of all entrance doors.

16.           Tenant shall not use the name “Columbia Corporate Park 100” for any other purpose other than that of a business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s prior written consent.  Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates’ the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

17.           Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the building:

(a)           the exclusive right to use the name “Columbia Corporate Park 100” for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b)           the right to change the name or address of the Building or of the project without notice or liability to Tenant;

(c)           the right to install and maintain a sign or signs on the exterior of the Building;

(d)           the exclusive right to use or dispose of the use or dispose of the use of the roof of the Building;

(e)           the right to limit the space on the directory of the Building to be allotted to Tenant;

(f)           the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18.           In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach.  The violation of any such provision may also be restrained by injunction.